EXHIBIT 99.5


March 13, 2002

Moody's Investor Service
ABS Monitoring - Fourth Floor
99 Church Street
New York, NY 10007

Fitch Ratings
One State Street Plaza
New York, NY 10004

Standard & Poor's Ratings Group
ABS Surveillance: Credit Cards
55 Water Street
New York, NY 10041

Bankers Trust Company
4 Albany Street
New York, NY 10006


                         RE: UNIVERSAL CARD MASTER TRUST

     The undersigned, a duly authorized representative of Citibank (South Dakota), National Association, as Servicer, pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (as amended and supplemented, the "Agreement"), among Citibank (South Dakota), National Association (as successor to Universal Bank, National Association), as Transferor, Citibank (South Dakota), National Association, (as successor to Universal Card Services Corp.), as Servicer, and Bankers Trust Company, as Trustee, does hereby certify that:

     1. Citibank (South Dakota), National Association is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

     3. A review of the activities of the Servicer during the year ended December 31, 2001, and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the date first written above.


                              CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION,
                                as Servicer,


                              By  /s/    Andrew Lubliner
                                  -----------------------
                                  Name:  Andrew Lubliner
                                  Title: Servicing Officer